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
                       ENGINEERED SUPPORT SYSTEMS, INC.
       EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF NET INCOME PER SHARE

                                                 Year Ended October 31
                                           ----------------------------------
                                              1996        1995        1994
                                           ----------  ----------  ----------
NET INCOME                                 $3,314,208  $2,473,062  $  755,316
                                           ==========  ==========  ==========

NET INCOME PER SHARE
  Average shares outstanding                3,061,905   3,035,582   3,322,486
                                           ==========  ==========  ==========

  Net income                                    $1.08        $.81        $.23
                                           ==========  ==========  ==========

PRIMARY EARNINGS PER SHARE
  Average shares outstanding                3,061,905   3,035,582   3,322,486

  Net effect of dilutive stock options<F1>    191,391     228,294     211,080
                                           ----------  ----------  ----------
                                            3,253,296   3,263,876   3,533,566
                                           ==========  ==========  ==========

  Net income                                    $1.02        $.76        $.21
                                           ==========  ==========  ==========

FULLY DILUTED EARNINGS PER SHARE
  Average shares outstanding                3,061,905   3,035,582   3,322,486

  Net effect of dilutive stock options<F1>    216,098     266,992     216,987
                                           ----------  ----------  ----------

                                            3,278,003   3,302,574   3,539,473
                                           ==========  ==========  ==========

  Net income                                    $1.01        $.75        $.21
                                           ==========  ==========  ==========

<F1>Based on the treasury stock method

     1996, 1995 and 1994 net income per share, as presented in the consolidated financial statements, is based on the fully diluted weighted average number of common and common equivalent shares outstanding.